================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       COMPUTER TASK GROUP, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

Company Logo

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                                    April 1, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Computer Task Group, Incorporated which will be held at our corporate headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, April 29, 1998 at 10:00 a.m.

     Your Proxy card is enclosed. Please indicate your voting instructions and sign, date and mail the Proxy promptly in the return envelope.

                                          Sincerely,

                                       /s/ Gale S. Fitzgerald
                                          Gale S. Fitzgerald
                                            Chairman of the Board and
                                            Chief Executive Officer

Company Logo

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 29, 1998

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Computer Task Group, Incorporated will be held at our corporate headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, April 29, 1998, at 10:00 a.m. for the following purposes:

          1. To elect three Class II directors to hold office until the year 2000 annual meeting of shareholders and until their successors are elected and qualified.

          2. To take action upon and transact any other business properly brought before said meeting or any adjournment or adjournments thereof.

     In accordance with the provisions of the By-laws, the record of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof has been taken at the close of business on March 16, 1998.

Buffalo, New York
April 1, 1998
                                          By Order of the Board of Directors,

                                          /s/ Joseph G. Makowski
                                          Joseph G. Makowski
                                            Secretary

                              COMPUTER TASK GROUP,
                                  INCORPORATED

                                PROXY STATEMENT

     This Proxy Statement and the accompanying form of proxy are being mailed on or about April 1, 1998, in connection with the solicitation by the Board of Directors (Board) of Computer Task Group, Incorporated (Company or CTG) of proxies to be voted at the annual meeting of shareholders on April 29, 1998, and all adjournments thereof. The mailing address of the Company's executive office is 800 Delaware Avenue, Buffalo, New York 14209.

     The close of business on March 16, 1998 has been fixed by the Board as the record date for the determination of shareholders entitled to vote at the meeting. On that date, the Company had outstanding and entitled to vote 20,750,003 shares of Common Stock, par value $.01 per share (Common Stock).

     Each outstanding share of Common Stock is entitled to one vote. Shares cannot be voted at the meeting unless the shareholder is present or represented by proxy. If a properly executed proxy in the accompanying form is returned, the shares represented thereby will be voted at the meeting in accordance with the instructions contained in the proxy, unless the proxy is revoked prior to its exercise. Under the New York Business Corporation Law (BCL) and the Company's By-laws, the presence, in person or by proxy, of one-third of the outstanding Common Stock is necessary to constitute a quorum of the shareholders to take action at the annual meeting. The shares which are present at the meeting, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise its discretionary voting authority with respect to any particular matter. Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election may be elected by a plurality of the votes cast. For voting purposes, all votes cast "for," "against," "abstain," or "withhold authority" will be counted in accordance with such instructions as to each item. Broker non-votes will not be counted for any item.

                             ELECTION OF DIRECTORS

     At the annual meeting of shareholders, in accordance with the Company's Certificate of Incorporation and By-laws, three (3) persons are to be elected to the Board as Class II directors to hold office until the year 2000 annual meeting of shareholders and until their successors are elected and qualified.

     It is intended that shares represented by properly executed proxies will be voted, in the absence of contrary instructions, in favor of the election of the following nominees as Class II directors -- George B. Beitzel, Richard L. Crandall and Barbara Z. Shattuck. Pursuant to the Company's By-laws, each of the classes of directors is required to have at least three (3) directors or such lesser number as may be permitted by law and be as nearly equal in number as possible. The current Class I directors of the Company whose terms of office extend until the 1999 annual meeting of shareholders and until their successors are elected and qualified are Gale S. Fitzgerald, Paul W. Joy and Randolph A. Marks.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE
                        NOMINEES FOR CLASS II DIRECTORS

     All nominees have consented to serve as directors, if elected. However, if at the time of the meeting any nominee should be unable to stand for election, the persons who are designated as nominees intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

     The following information about the Company's directors relating to their principal occupations or employment, name and principal business of the corporation or other organization in which such occupation or employment is carried on, and other affiliations has been furnished to the Company by the respective directors.

Gale S. Fitzgerald            Ms. Fitzgerald, 47, has been Chairman and Chief Executive
                              Officer of the Company since October, 1994. She joined the
                              Company in May, 1991, as Senior Vice President responsible for the Company's Northeastern United States and Canadian
                              operations and was promoted to President and Chief Operating
                              Officer on July 1, 1993. Prior to joining the Company, Ms.
                              Fitzgerald was Vice President, Professional Services at
                              International Business Machines Corporation, where she had worked for 18 years in various management positions. She is currently on the Board of Directors of Buffalo General
                              Health Systems and CGF Health Systems. Ms. Fitzgerald has
                              been a Director of CTG since 1993.

Paul W. Joy                   Mr. Joy, 74, is an independent business consultant. From
                              1985 to August, 1990, Mr. Joy served as Vice Chairman of the
                              Board of American Brass Company. He is a director of Nu-Tech
                              Precision Metals, Inc., a manufacturer of zirconium alloy
                              pressure tubes for the nuclear industry. Mr. Joy has been a
                              Director of CTG since 1982.

Randolph A. Marks             Mr. Marks, 62, is co-founder of the Company and currently an independent business consultant. From 1985 to September
                              1990, he served as Chairman of the Board of American Brass
                              Company. Mr. Marks was engaged by the Company as a
                              consultant from March, 1984, until his retirement from the
                              Company in December, 1985. Prior to March, 1984, Mr. Marks
                              served as Chairman of the Board and Chief Executive Officer of the Company commencing in June, 1979, and prior thereto as Chairman of the Board and President of the Company from the time of its organization in 1966. Mr. Marks is a
                              director of Marine Midland Bank, Western New York Region and
                              Columbus McKinnon Corporation, a manufacturer of material
                              handling products. Mr. Marks has been a Director of CTG
                              since 1966.

Richard L. Crandall           Mr. Crandall, 54, has been Managing Director of Arbor
                              Partners LLC, a venture capital firm since 1997. Prior to
                              that, he served as Chairman of Comshare, Inc., a computer
                              software and services company from 1994 until 1997. From
                              1966 until 1994, Mr. Crandall served as Chief Executive
                              Officer of Comshare. Mr. Crandall is also a director of
                              Diebold, Inc., a manufacturer of automated self-service
                              transactions systems, security products and software, Giga
                              Information Group, Inc., a provider of consulting services to the computer and telecommunications industries,
                              Steeplechase Software, Inc., a manufacturer of PC-based
                              control systems, and Beacon I.T., a software manufacturer.
                              Mr. Crandall has been a Director of CTG since 1993.

George B. Beitzel             Mr. Beitzel, 69, has been an independent business consultant since his retirement from International Business Machines
                              Corporation in 1987 where he served as Senior Vice
                              President. Mr. Beitzel joined IBM in 1955 as a sales
                              representative and was a member of IBM's board of directors from 1972 until 1985. He is a director of Bankers Trust New
                              York Corporation and its subsidiary, Bankers Trust Company,
                              Phillips Petroleum Company, Rohm and Haas Company, a
                              manufacturer of plastic materials, Xillix Technologies
                              Corp., a manufacturer and distributor of computer imaging
                              systems for the medical profession, The Colonial
                              Williamsburg Foundation, a colonial restoration museum and hotel complex, TIG Holdings, Inc., a property and casualty insurance holding company, and Bitstream, Inc., a developer of computer software for the creation and printing of
                              electronic documents. Mr. Beitzel has been a Director of CTG since 1994.

Barbara Z. Shattuck           Ms. Shattuck, 47, has been the president and founding
                              principal of Shattuck Hammond Partners, Inc., a financial
                              and investment advisor to the healthcare industry since
                              1993. From 1992 to 1993, she was a founding partner and
                              principal of Cain Brothers, Shattuck & Company, Inc., a
                              financial and investment advisor. She is also on the Board of Directors of Tufts Associated Health Plans. Ms. Shattuck
                              has been a Director of CTG since 1995.

               SECURITY OWNERSHIP OF THE COMPANY'S COMMON SHARES
                 BY CERTAIN BENEFICIAL OWNERS AND BY MANAGEMENT

Security Ownership of Certain Beneficial Owners

     As of March 16, 1998, the following persons were known by the Company to be the beneficial owners of more than five percent of its Common Stock. The following table shows the nature and amount of their beneficial ownership.

                                       NAME AND ADDRESS              AMOUNT AND NATURE      PERCENT
       TITLE OF CLASS                OF BENEFICIAL OWNER              OF OWNERSHIP(1)       OF CLASS
       --------------                -------------------             -----------------      --------
Common Stock................  Thomas R. Beecher, Trustee                 4,577,196           22.06%
                              CTG Stock Employee
                              Compensation Trust
                              200 Theater Place
                              Buffalo, NY 14202

Common Stock................  Pilgrim Baxter & Associates, Ltd.          1,643,300(2)         7.92%
                              825 Duportail Road
                              Wayne, PA 19087

Common Stock................  Essex Investment Management                1,582,922(3)         7.63%
                              Company
                              125 High Street
                              Boston, MA 02110

Common Stock................  FMR Corp.                                  1,212,200(4)         5.84%
                              82 Devonshire Street
                              Boston, MA 02109

---------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

(2) Pilgrim Baxter & Associates, Ltd., a registered investment advisor, is the beneficial owner of 1,643,300 shares of the Company's Common Stock. It has shared power to vote and to dispose of all such shares.

(3) Essex Investment Management Company, a registered investment advisor, is the beneficial owner of 1,582,922 shares of the Company's Common Stock, 1,180,707 shares of which it has the sole power to vote or to direct the vote. Essex has the sole power to dispose of or to direct the disposition of all 1,582,922 shares.

(4) FMR Corp., a holding company, is the beneficial owner of 1,212,200 shares of the Company's Common Stock, 700,000 shares of which it has the sole power to vote or to direct the vote. It has sole power to dispose of or to direct the disposition of 1,212,200 shares.

Security Ownership by Management

     As of March 16, 1998, the directors and nominees for director individually, the named executive officers, and all directors and executive officers of the Company as a group, respectively, owned beneficially the following amounts of the Company's Common Stock.

                                                               AMOUNT AND NATURE
                     NAME OF INDIVIDUAL                          OF BENEFICIAL         PERCENT
                     OR NUMBER IN GROUP                          OWNERSHIP(1)          OF CLASS
                     ------------------                        -----------------       --------
Gale S. Fitzgerald..........................................         344,774(2)          1.65%
Randolph A. Marks...........................................         249,930(3)(4)       1.20%
George B. Beitzel...........................................         162,134(5)             *
Paul W. Joy.................................................         154,934(6)             *
Richard L. Crandall.........................................         109,334(7)             *
Barbara Z. Shattuck.........................................          75,834(8)             *
Richard A. Ballou...........................................          64,986(9)             *
James R. Boldt..............................................          37,700(10)            *
Michael E. Grich............................................          16,486(11)            *
Jonathan R. Asher...........................................           9,115(12)            *
All directors and executive officers as a group (15
  persons)..................................................       1,432,053(13)         6.66%

---------------

  * Less than 1 percent of outstanding shares.

 (1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each holder has sole voting and investment power with respect to the shares indicated.

 (2) Amount indicated includes options to purchase 158,500 shares which are or will become exercisable within sixty (60) days and 12,500 shares owned by members of Ms. Fitzgerald's immediate family.

 (3) Under an agreement entered into in February 1981, upon the death of Mr. Marks, the Company will have the option to purchase up to as many shares of Common Stock owned by the decedent as may be purchased with the proceeds of the insurance on the life of the decedent maintained by the Company (currently $315,000 in the aggregate). The purchase price for such shares will be 90 percent of the market price of such shares on the Friday immediately preceding the date of death.

 (4) Amount indicated represents 169,930 shares held by Mr. Marks in his own name and options to purchase 60,000 shares which are or will become exercisable within sixty (60) days. A family charitable foundation of which Mr. Marks is a trustee and shares voting and investment power with respect to said shares is the beneficial owner of 20,000 shares.

 (5) Amount indicated includes options to purchase 66,000 shares which are or will become exercisable within sixty (60) days, 38,134 shares held by Mr. Beitzel in his own name and 38,000 shares held by Mr. Beitzel's wife. The remaining shares are held by two trusts of which Mr. Beitzel and his wife are trustees.

 (6) Amount indicated represents 40,934 shares held by Mr. Joy in his own name and options to purchase 60,000 shares which are or will become exercisable within sixty (60) days. A family charitable foundation of which Mr. Joy is a trustee and shares voting and investment power with respect to said shares is the beneficial owner of 54,000 shares.

 (7) Amount indicated includes options to purchase 66,000 shares which are or will become exercisable within sixty (60) days and 10,000 shares which are held by Mr. Crandall as custodian for his son.

 (8) Amount indicated includes options to purchase 64,000 shares which are or will become exercisable within sixty (60) days and 8,000 shares owned by Ms. Shattuck's husband.

 (9) Amount indicated includes options to purchase 53,150 shares which are or will become exercisable within sixty (60) days.

(10) Amount indicated includes options to purchase 22,500 shares which are or will become exercisable within sixty (60) days and 200 shares which are held by Mr. Boldt as custodian for members of his immediate family.

(11) Amount indicated includes options to purchase 13,376 shares which are or will become exercisable within sixty (60) days.

(12) Amount indicated includes options to purchase 7,750 shares which are or will become exercisable within sixty (60) days.

(13) Amount indicated includes options to purchase 737,926 shares which are or will become exercisable within sixty (60) days.

                          INFORMATION ABOUT MANAGEMENT

The Board of Directors

     During the fiscal year ended December 31, 1997, the Board of Directors held a total of four (4) regularly scheduled meetings. Each of the directors attended all of the meetings of the Board and of those committees of the Board on which they served.

     The Board of Directors has Audit, Compensation and Governance Committees which met (3), (5), and (3) times, respectively, in 1997. In 1997 the composition of the Audit Committee was Messrs. Crandall, Marks, and Ms. Shattuck and the composition of the Compensation Committee consisted of Messrs. Beitzel, Joy, and Ms. Shattuck. In 1997 the composition of the Governance Committee was Messrs. Beitzel, Crandall, and Marks. The Audit Committee reviews the annual financial statements and scope of the audit with the Company's independent accountants and is available to discuss with them and the Company's Chief Financial Officer and internal auditor any other audit-related matters which may arise during the year. They also review the internal audit function. The Compensation Committee reviews and approves the compensation of senior management and is responsible for the administration of the Company's stock plans, Non-qualified Key Employee Deferred Compensation Plan, and Stock Employee Compensation Trust. The Governance Committee is responsible for the establishment of governance policies concerning the Board of Directors of the Company. The Governance Committee is also responsible for reviewing and approving the compensation of directors subject to ratification by the Board of Directors. The Board of Directors does not have a Nominating Committee. Nominations for directors are made by the Governance Committee in consultation with the Chairman and Chief Executive Officer.

Section 16(a) Beneficial Ownership Reporting Compliance

     The Company believes that all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than 10% of its outstanding Common Stock were complied with for 1997. Such belief is based solely on its review of copies of such reports furnished to the Company and written representations that no other reports were required.

Director Compensation

     On April 24, 1996, following approval by a vote of the holders of a majority of the outstanding shares of the Company's Common Stock, the compensation of non-officer directors was established as a $10,000 annual retainer and the grant on every third year of a non-qualified stock option for 30,000 shares of Common Stock subject to vesting at the rate of 10,000 shares per year beginning in 1996. For the period April 30, 1997, to April 29, 1998, each non-officer director received $10,000. The option to purchase the third 10,000 shares of Common Stock also vested during such period. Pursuant to the terms of the Option Plan, this grant was subsequently adjusted to reflect the Company's two-for-one stock split effective June 2, 1997. Directors do not receive fees for attending board or committee meetings. Directors who are not officers are entitled to be reimbursed for expenses incurred while serving as directors. Directors who are officers of the Company do not receive additional compensation for their services as directors.

Executive Compensation and Other Information

     The following table shows the annual and long-term compensation paid to the Chairman and Chief Executive Officer and the four (4) highest compensated executive officers for services rendered in 1997, 1996, and 1995:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM COMPENSATION
                                                                            -------------------------------
                                              ANNUAL COMPENSATION                  AWARDS           PAYOUTS
                                       ----------------------------------   ---------------------   -------
                                                                OTHER       RESTRICTED
           NAME AND                                             ANNUAL        STOCK      OPTIONS/    LTIP      ALL OTHER
           PRINCIPAL                    SALARY     BONUS     COMPENSATION    AWARD(S)     SAR'S     PAYOUTS   COMPENSATION
           POSITION             YEAR     ($)        ($)        ($) (1)         ($)         (#)        ($)       ($) (7)
           ---------            ----    ------     -----     ------------   ----------   --------   -------   ------------
Gale S. Fitzgerald(2)           1997   $360,000   $495,000     $85,500       $60,188(8)   84,000      $0        $ 3,200
  Chairman of the Board         1996   $345,000   $255,000     $45,000       $43,625      96,000      $0        $ 3,200
    and Chief Executive         1995   $300,000   $153,123     $ 2,832       $     0     190,000      $0        $ 2,310
    Officer
Jonathan R. Asher(3)            1997   $165,000   $132,306     $29,731       $     0      36,000      $0        $ 2,532
  Vice President,
    IBM National Team
James R. Boldt(4)               1997   $155,000   $120,000     $27,500       $     0      51,000      $0        $ 2,375
  Vice President and Chief      1996   $133,846   $ 89,000     $16,713       $     0      50,000      $0        $ 1,720
    Financial Officer
Michael E. Grich(5)             1997   $150,000   $ 39,000     $18,900       $     0      26,500      $0        $ 3,200
  Vice President                1996   $120,000   $ 97,623     $16,322       $     0      50,000      $0        $ 2,563
                                1995   $120,000   $ 17,987     $   862       $     0           0      $0        $ 2,724
Richard A. Ballou(6)            1997   $150,000   $ 36,000     $18,600       $     0      17,000      $0        $ 2,410
  Vice President                1996   $150,000   $ 27,000     $13,275       $     0      22,000      $0        $ 2,375
                                1995   $135,000   $ 41,139     $ 1,108       $     0      64,000      $0        $ 2,310

---------------

(1) Other annual compensation consists of deferred compensation contributed by the Company under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

(2) Ms. Fitzgerald did not defer any of her 1997 salary or bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(3) Mr. Asher joined the Company on December 16, 1996, as Vice President, IBM National Team. On that date, Mr. Asher received options to purchase 10,000 shares of CTG stock. Mr. Asher did not defer any of his 1997 salary or bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(4) Mr. Boldt joined the Company on February 12, 1996 as Vice President and Chief Financial Officer. Mr. Boldt deferred a total of $12,712 of his 1997 salary and bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(5) Mr. Grich did not defer any of his 1997 salary or bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(6) Mr. Ballou deferred $7,500 of his 1997 salary and none of his bonus under the Non-Qualified Key Employee Deferred Compensation Plan.

(7) Consists of Company matching contributions under the 401(k) Retirement Plan and Trust.

(8) For 1997, Ms. Fitzgerald received an award of 1,500 shares of restricted common stock with a value of $40.125 per share which will vest on February 5, 2002. The shares are eligible to receive dividends in the same manner as all Common Stock of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (Committee) of the Board of Directors is composed of George B. Beitzel (Chairman), Paul W. Joy and Barbara Z. Shattuck, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee is responsible for overseeing the administration of the Company's employee stock and benefit plans and establishing policies relating to the compensation of employees. This Committee report describes the various components of the Company's executive officer compensation program and the bases on which 1997 compensation was paid to such executive officers including the executive officers named in the compensation tables set forth above.

     Compensation Policy -- The Committee's compensation policies are designed to maintain a direct relationship among executive pay, financial performance of the Company and the creation of shareholder value. Such policies seek to:

     - Provide compensation opportunities which enable the Company to attract and retain qualified executives;

     - Provide compensation that is directly related to the performance of both the Company and the individual;

     - Integrate the compensation programs with the Company's annual and long-term financial and operating objectives; and

     - Align the interests of executive officers with the long-term interests of the Company's stockholders through stock-based award opportunities that can result in ownership of the Company's Common Stock.

     The Company's executive compensation program attempts to achieve the foregoing objectives by integrating annual base salary with annual cash and stock-based incentives based on both Company and individual performance. Measurement of Company performance is based on operating and financial objectives set at the beginning of each year. As a result, executive compensation tends to be higher in years in which performance goals are achieved or exceeded. In addition, as an executive's level of responsibility increases, a substantial portion of his or her annual compensation is based on performance incentives. Accordingly, there will be greater variability in an executive's total compensation from year to year based on both the individual's and the Company's actual performance.

     Components of Executive Compensation -- The compensation paid to the Company's executive officers during 1997, as reflected in the tables set forth in this Proxy Statement, consisted of annual base salary, annual cash incentive compensation, long-term stock-based incentive compensation and deferred compensation.

     Annual Base Salary -- With respect to determining the base salary of executive officers, the Committee takes into consideration a variety of factors including the executive's level of responsibility, individual performance and the salaries of similar positions in the Company and in comparable companies both within and outside our industry who compete for executive talent. The Company participates in and reviews various industry salary surveys and in 1997 retained the services of an independent consultant to assess comparable external salaries.

     Annual Cash Incentive Compensation -- Each executive officer's total annual compensation consists in part of annual cash incentive compensation. Awards of cash incentive compensation are based on the attainment of one or more specified targeted levels of (i) gross profit, (ii) operating income, (iii) specific assigned objectives, (iv) earnings per share, and (v) individual objectives. The Committee, in awarding cash incentive compensation, considers the recipient's individual contribution toward Company operating profitability, cost containment, leadership, teamwork and the successful implementation of business strategy. The objective of this form of annual compensation is to provide an incentive to certain executives to achieve operating and financial objectives that the Committee believes are primary determinants of shareholder value over time.

     Long-Term Stock-Based Incentive Compensation -- The third component of executive compensation during 1997 consisted of grants of stock options under the Company's 1991 Stock Option Plan and restricted stock under the Company's 1991 Restricted Stock Plan. In making grants of stock options, the Committee considered an executive's contribution toward past and future Company performance. Any value that might be received from an option grant depends upon increases in the price of the Company's Common Stock. Accordingly, the amount of compensation to be received by an executive is directly aligned with increases in shareholder value. Grants of stock options are made to key employees of the Company who, in the opinion of the Committee, have had and are expected to continue to have a significant impact on the long-term performance of the Company. Such awards are also intended to reward such individuals who remain with the Company and to further align their interests with those of the Company's shareholders. In making grants of restricted stock, the Committee considered the executive's contribution to the success of the Company in 1997. Other than due to special circumstances, restricted stock awards are subject to required service for four years from the date of the grant until such restrictions lapse. During such restriction period, the executive has the right to vote and receive dividends paid on such shares. The final value of the shares received by the executive is based on the change in shareholder value. The Committee strongly believes that stock ownership by management and stock-based performance compensation are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value.

     Stock Options Granted During 1997 -- The Committee granted stock options during 1997 to various executive officers named in the following table (see Options/SAR Grants in 1997). For all stock option grants during 1997, recipients of such stock options received the right to purchase shares of Common Stock of the Company in the future at a price equal to their fair market value determined on the date of grant. Options granted as incentive stock options under the Internal Revenue Code of 1986, as amended, generally become exercisable in installments of 25 percent of the shares covered by each grant commencing on the first annual anniversary date of the date of grant and on each annual anniversary date thereafter. Such options may be exercised at any time for a period of six (6) years after they first become exercisable. Prior to November 25, 1997, options granted as nonqualified stock options generally become exercisable in installments of 20 percent (20%) of the shares covered by each grant, commencing on the first annual anniversary date of the date of grant and on each annual anniversary date thereafter. Effective November 25, 1997, options granted as nonqualified stock options generally become exercisable in installments of 25 percent (25%) of the shares covered by each grant, commencing on the first annual anniversary date of the date of grant and on each annual anniversary date thereafter. After they become exercisable, these options may be exercised at any time for a period not to exceed fifteen (15) years from the date of grant. The Committee considers an executive's contribution toward Company performance, expected future contribution and the number of options and shares of Common Stock presently held by an executive.

     Deferred Compensation -- The fourth component of executive compensation during 1997 consisted of the Company's contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan for those executives chosen to participate in the Plan. Beginning June 1, 1995, executives chosen to participate in the Plan were eligible to elect to defer a percentage of their annual cash compensation. In addition, executives are also eligible to receive a Company contribution under the Plan in an amount equal to a specified percentage of the sum of the executive's 1997 base salary and bonus compensation. The Company's contribution percentage and criteria used to determine performance targets are based on the recommendations of the Chairman and CEO, subject to the approval of the Committee. The contribution is made in cash or CTG Common Stock, as determined by the Committee.

     Chief Executive Officer Compensation -- The Committee, in setting the compensation for the position of Chief Executive Officer (CEO) during 1997, sought to provide a compensation package which depended in part upon the attainment of both annual and long-term objectives, thereby linking the annual compensation of the CEO to individual performance and the Company's performance. Compensation for the position of CEO consisted of (i) annual base compensation established by the Committee, (ii) cash incentive compensation measured by Company financial performance and Ms. Fitzgerald's attainment of specific strategic and organizational objectives, together with an assessment by the Committee and the Board of Directors of her effectiveness as CEO, (iii) long-term stock-based incentive compensation, and (iv) a contribution under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

     Ms. Fitzgerald's 1997 compensation consisted of (i) base compensation of $360,000 per year, (ii) cash incentive compensation consisting of $495,000 based upon her attainment of specific financial, strategic, and organizational objectives, together with an assessment by the Committee and Board of Directors of her effectiveness as CEO, (iii) long-term stock-based incentive compensation consisting of stock option grants of 60,000 shares at $21.8125 awarded on January 31, 1997, (adjusted to reflect the Company's two-for-one stock split effective June 2, 1997), and 24,000 shares at $30.3125 on November 25, 1997, 1,500 shares of restricted Common Stock valued at $60,188, and (iv) a contribution of $85,500 under the CTG Non-Qualified Key Employee Deferred Compensation Plan.

     Section 162(m) of the Internal Revenue Code -- Section 162(m) of the Code, adopted as part of the Omnibus Budget and Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" is defined as the Chief Executive Officer and the four other highest paid executive officers of the corporation. The Committee has determined that the 1991 Option Plan meets the requirements for deductibility. The Committee will, however, continue to study whether it is desirable to cause compensation arrangements in the future to qualify as deductible compensation. To the extent that the Committee's compensation objectives can be achieved in a manner which maximizes the deductibility of compensation paid by the Company, it will seek to do so.

                    SUBMITTED BY THE COMPENSATION COMMITTEE

Paul W. Joy                                        George B. Beitzel                                Barbara Z. Shattuck
                                                       Chairman

     The Compensation Committee Report on Executive Compensation and the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                           COMPANY PERFORMANCE GRAPH

     The following graph shows a five-year comparison of cumulative total shareholder returns for the Company's Common Stock, the S&P 500 Index, and a Peer Group, assuming a base index of $100 at the end of 1992. The cumulative total return for each annual period within the five years presented is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the period by (ii) the share price at the beginning of the period. The calculations exclude trading commissions and taxes.

                                                      Computer
 Measurement Period                                  Task Group,         S&P 500
(Fiscal Year Covered)                                    Inc.             Index           Peer Group
Dec 92                                                      100.00            100.00            100.00
Dec 93                                                       84.73            110.08            100.73
Dec 94                                                      108.64            111.53            136.45
Dec 95                                                      243.92            153.45            145.01
Dec 96                                                      534.47            188.68            276.78
Dec 97                                                      882.94            251.63            534.92

---------------

     The Peer Group comprises the following companies which are in the business of providing information technology (IT) services: Alternative Resources Corporation; American Management Systems, Incorporated; Analysts International Corporation; Ciber, Inc.; Computer Horizons Corp.; Compuware Corporation; Keane, Inc.; and Technology Solutions Company.

Option/SAR Grants, Exercises and Holdings

     The following tables set forth certain information concerning stock options granted and exercised during 1997, and unexercised options held as of the end of 1997, by the named executives:

                           OPTIONS/SAR GRANTS IN 1997

                                                                                        POTENTIAL REALIZABLE
                           NUMBER OF        PERCENT                                    VALUE AT ASSUMED ANNUAL
                           SECURITIES       OF TOTAL                                    RATES OF STOCK PRICE
                           UNDERLYING     OPTIONS/SARS                                    APPRECIATION FOR
                          OPTIONS/SARS     GRANTED TO     EXERCISE OR                      OPTION TERM (2)
                            GRANTED        EMPLOYEES      BASE PRICE     EXPIRATION    -----------------------
          NAME              IN 1997         IN 1997        PER SHARE        DATE        5% ($)       10% ($)
          ----            ------------    ------------    -----------    ----------     ------       -------
Gale S. Fitzgerald           60,000           9.57%        $21.8125         (1)        $675,570     $1,650,332
                             24,000           3.83%        $30.3125       11/25/12     $784,920     $2,311,448

Jonathan R. Asher            21,000           3.35%        $21.8125         (1)        $236,449     $  577,616
                             15,000           2.39%        $30.3125       11/25/12     $490,575     $1,444,655

James R. Boldt               40,000           6.38%        $21.8125         (1)        $450,380     $1,100,222
                             11,000           1.75%        $30.3125       11/25/12     $359,755     $1,059,414

Michael E. Grich             20,000           3.19%        $21.8125         (1)        $225,190     $  550,111
                              6,500           1.04%        $30.3125       11/25/12     $212,583     $  626,017

Richard A. Ballou            12,000           1.91%        $21.8125         (1)        $135,114     $  330,066
                              1,140           0.18%        $30.3125       11/25/07     $ 21,732     $   55,074
                              3,860           0.62%        $30.3125       11/25/12     $126,241     $  371,758

---------------

(1) These incentive stock options were granted on January 31, 1997, and become exercisable in four (4) annual installments of 25 percent (25%) on each of the first four anniversary dates from the date of grant, expiring six (6) years after becoming exercisable. Options granted prior to June 2, 1997 have been adjusted to reflect the Company's two-for-one stock split effective June 2, 1997.

(2) The dollar amounts under these columns use the five (5%) percent and ten (10%) percent rates of stock price appreciation prescribed by the SEC. This presentation is not intended to forecast future appreciation of the Company's stock.

   AGGREGATE OPTION/SAR EXERCISES IN 1997 AND 1997 YEAR END OPTION/SAR VALUES

                                                              NUMBER OF
                                                              SECURITIES                       VALUE OF
                                                              UNDERLYING                     UNEXERCISED
                                                             UNEXERCISED                     IN-THE-MONEY
                            SHARES                           OPTIONS/SARS                    OPTIONS/SARS
                           ACQUIRED                       AT FISCAL YEAR END              AT FISCAL YEAR END
                              ON         VALUE       ----------------------------    ----------------------------
          NAME             EXERCISE     REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
          ----             --------    ----------    -----------    -------------    -----------    -------------
Gale S. Fitzgerald         193,000     $6,161,650      92,000          312,000       $2,604,875      $7,599,750
Jonathan R. Asher                0     $        0       2,500           43,500       $   37,031      $  478,594
James R. Boldt              12,500     $  426,156           0           88,500       $        0      $1,587,438
Michael E. Grich            10,324     $  169,871         376           56,425       $   11,962      $1,107,195
Richard A. Ballou           23,450     $  679,150      47,500           67,650       $1,396,969      $1,641,578

Long-Term Incentive Plan Awards

     No awards were made to the named executives during 1997 under the Company's 1991 Restricted Stock Plan other than to Ms. Fitzgerald.

Executive Supplemental Benefit Plan

     The Company maintains an Executive Supplemental Benefit Plan (Supplemental
Plan) which provides certain executives with deferred compensation benefits. The Supplemental Plan was amended as of December 1, 1994 so as to freeze current benefits, provide no additional benefit accruals for participants and to admit no new participants. As a result of this action, the Company reduced its annual Supplemental Plan expense from approximately $1.1 million in 1994 to approximately $.7 million in 1997. Generally, the Supplemental Plan provides for retirement benefits of up to 50% of a participating employee's base compensation at termination or as of December 1, 1994, which ever is earlier, and pre-retirement death benefits calculated using the same formula that is used to calculate normal and early retirement benefits. Benefits are based on service credits earned each year of employment prior to and subsequent to admission to the Supplemental Plan through December 1, 1994. Current employee participants are also entitled to long-term disability benefits based upon 50% of the disabled participant's base compensation at the time of disability. Retirement benefits and pre-retirement death benefits are paid during the 180 months following retirement or death, respectively, while disability benefits are paid until normal retirement age. Normal retirement is age 60. For any participant who is a member of a successor plan, the normal retirement age is increased to 65.

     On November 30, 1994, the Supplemental Plan was also amended to provide that in the event of a change of control, participants employed at such time shall be entitled to receive a lump sum benefit equivalent to the present value of 50% of their base compensation as of the date of the change of control. This amount will be calculated for a period of no less than fifteen (15) years or the life of the participant, whichever is longer. A change of control will occur if
(i) any person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as the ownership of stock of the Company) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of combined voting power of the Company's then outstanding voting securities; (ii) during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board, or whose nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds 2/3 of the directors (other than in connection with the contested election), before the beginning of the period cease, for any reason, to constitute at least a majority thereof; or (iii) the stockholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company's assets unless the acquirer of the assets or its directors shall meet the conditions for a merger or consolidation described in the Supplemental Plan. Upon a change of control, on the basis of present base compensation, all executive officers as a group would receive a maximum of $856,000.

     On November 1, 1996, the Compensation Committee of the Board, which is responsible for the administration of the Supplemental Plan, determined as a policy matter that no early retirement benefits would be available in the future. On January 31, 1997, the Board of Directors amended the Supplemental Plan to delete reference to the right of any plan participant to request an early retirement benefit in the future. The Board further amended the Supplemental Plan to allow the Company the right at any time to pay any vested plan participant the present value, as calculated by the Company, of the benefit due at normal retirement age.

     Two current employees and nineteen (19) former employees are presently covered by the Supplemental Plan. The two current employees also participate in the CTG Non-Qualified Key Employee Deferred Compensation Plan which is a successor plan. At normal retirement age, Ms. Fitzgerald will receive $30,000 per year. All executive officers as a group will receive total annual retirement benefits of $51,300 at age 65.

     The Company has purchased, and is the beneficiary of, insurance on the lives of certain participants in the Supplemental Plan. Under the insurance program, if the assumptions made as to mortality experience, policy dividend and other factors are realized, the proceeds of the policies will reimburse the Company for all costs of the Supplemental Plan, including benefits, insurance premiums and a factor for the use of the Company's money.

Non-Competition and Employment Agreements

     On July 1, 1993 the Company entered into a non-competition agreement with Ms. Fitzgerald upon her appointment as President and Chief Operating Officer. This Agreement remained in place following her appointment as Chairman and Chief Executive Officer in October, 1994. Under the terms of the agreement, Ms. Fitzgerald, following the termination of her employment relationship with the Company, is to refrain for a defined period from undertaking any activities in competition with the business activities of the Company, including the solicitation or recruitment of Company employees, or the use or disclosure of confidential information concerning the Company's business and operations. Under the terms of the agreement, the Company agrees not to terminate Ms. Fitzgerald's employment with the Company unless the Company gives her twelve (12) months prior notice of such termination, or pays to her an amount equal to twelve (12) months total compensation to be paid to her under the terms of any then existing compensation plan in effect between the Company and her. Pursuant to the terms of the agreement, the Company agreed that in the event Ms. Fitzgerald has not secured an employment or a contractual position of six months or more in an executive management capacity, at the expiration of the twelve (12) month period following the date of separation, the Company will pay her up to an additional six (6) months of total compensation calculated on the basis of the last compensation plan in effect between the Company and Ms. Fitzgerald.

Severance Compensation Agreement

     On October 31, 1994, the Company entered into a severance compensation agreement with Ms. Fitzgerald. Generally, the separation agreement provides that in the event Ms. Fitzgerald is employed by the Company at the time of a change of control, and is subsequently terminated within two (2) years following change of control, she will be entitled to receive a lump sum severance payment equal to her average annual compensation for the five (5) calendar years preceding the change of control, multiplied by 2.99.

     A change of control is defined to mean (i) approval by the holders of the Common Stock of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other properties, other than a merger of the Company in which the holders of the Common Stock immediately prior to the merger own in excess of 66 2/3% of the outstanding voting securities of the surviving corporation immediately after the merger,
(ii) approval by the holders of the Common Stock of any sale, lease, exchange or other transfer in one transaction or a series of related transactions of all or substantially all of the assets of the Company other than a transfer of the Company's assets to a majority-owned subsidiary of the Company, (iii) approval by the holders of the Common Stock of any plan or proposal for the liquidation or dissolution of the Company; or (iv) any person (other than the Company, or any entity owned or controlled by the Company), becomes a beneficial owner of securities of the Company representing 30% or more of the combined voting power of the Company's outstanding voting securities.

Non-Qualified Key Employee Deferred Compensation Plan

     On February 2, 1995 the Compensation Committee of the Board of Directors approved the creation of a Non-Qualified Key Employee Deferred Compensation Plan (Deferred Plan). The Deferred Plan is intended as a successor plan to the Supplemental Plan. Effective June 1, 1995, participants in the Deferred Plan were eligible to (i) elect to defer a percentage of their annual cash compensation and (ii) receive a Company contribution of a percentage of their base compensation and annual bonus if the Company attains annual defined performance objectives.

     The Chairman and Chief Executive Officer, subject to the approval of the Compensation Committee, recommends (i) those key employees who will be eligible to participate and (ii) the percentage of a participant's base and bonus compensation which will be contributed each year to the Deferred Plan if the Company attains annual defined performance objectives. All amounts credited to the participant are invested, as determined by the Compensation Committee, and the participant is credited with actual earnings of the investments. Company contributions, including investment earnings, may be cash or the stock of the Company.

     Prior to December 31, 2002, participants are granted pro rata vesting in Company contributions at the rate of 12.5% per year. If a participant terminates employment due to death, disability, retirement at age 65, or in the event a change of control (as defined in the CTG Executive Supplemental Benefit Plan previously recited) shall occur, the participant or his or her estate shall be entitled to receive the benefits accrued for the participant as of the date of such event. Company contributions will be forfeited, even if vested, in the event a participant violates a non-competition agreement or separates from service prior to December 31, 2002. Participants are 100% vested in their own contributions. All amounts in the Deferred Plan, including elective deferrals, are held as general assets of the Company and are subject to the claims of creditors of the Company. In 1997, the Company attained defined operating income objectives sufficient to cause the Compensation Committee on February 5, 1997, to authorize an award of ten percent (10%) of each eligible participant's 1997 base and incentive compensation as deferred compensation, subject to the aforementioned pro-rata vesting requirement and forfeiture provisions.

Directors' and Officers' Liability Insurance

     The Company indemnifies its directors and officers to the extent permitted by law in connection with civil and criminal proceedings against them by reason of their service as a director or officer. As permitted by Section 726 of the New York Business Corporation Law, the Company has purchased directors' and officers' liability insurance to provide indemnification for the Company and all its directors and officers. The current three (3) year liability insurance policy, with a policy period effective April 1, 1997, was issued by The Chubb Group of Insurance Companies at an annual premium of approximately $77,000.

Certain Relationships and Related Transactions

     During 1997 Mr. Marks received an annual sum of $90,000 payable monthly under the terms of the Supplemental Plan. Under the terms of a noncompetition agreement that covered the period from March 1984 through October 1995, Mr. Marks also received the same medical benefits as those provided to other officers of the Company. The Company also paid the premiums on a life insurance policy for Mr. Marks with a face value of $300,000.

                               OTHER INFORMATION

Proxy Solicitation

     A shareholder giving a proxy may revoke it at any time before it is exercised. The cost of soliciting proxies in the accompanying form is to be borne by the Company. In addition to solicitations by mail, employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person or by telephone. Arrangements will be made with brokers, custodians, nominees and fiduciaries to forward proxies and proxy soliciting material to the beneficial owners of the Company's shares, and the Company may reimburse such brokers, custodians, nominees or fiduciaries for their expenses in so doing. In addition, Corporate Investor Communications, Inc. may be retained by the Company to assist in the solicitation for which it will be paid an estimated fee of $3,500 plus reasonable out of pocket expenses.

Relationship with Independent Accountants

     The Board of Directors selected KPMG Peat Marwick LLP as the independent auditors of the Company for a three year term from 1995 through 1997. The Company is currently reviewing the selection of its independent auditors for the next three year term commencing 1998. A representative of KPMG will be present at the annual meeting of shareholders of the Company. The representative will be given the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions. No member of that firm has any past or present interest, financial or otherwise, direct or indirect, in the Company or any of its subsidiaries. Matters involving auditing and related functions are considered and acted upon by the Audit Committee.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders which are intended to be included in the Company's Proxy Statement relating to its 1999 annual meeting of shareholders must be received at the Company's principal executive offices not later than December 2, 1998.

                                 OTHER BUSINESS

     As of the date of this Proxy Statement, the Board of Directors of the Company knows of no other business which will be presented for consideration at the 1998 annual meeting of shareholders. However, if any other matters properly come before the meeting or any adjournment thereof, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the holders of the proxies.

April 1, 1998

                                              By Order of the Board of Directors
                                                                 sku# 0554-PS-98

                                 DETACH HERE
CTG48 4

                                    PROXY

                      COMPUTER TASK GROUP, INCORPORATED

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby appoints Gale S. Fitzgerald, Randolph A. Marks and Paul W. Joy and each of them, as proxy of proxies, with power of substitution to vote all of the shares of Common Stock of Computer Task Group, Incorporated (the "Company") which the undersigned may be entitled to vote, as specified on the reserve side of this card, and, if applicable, hereby directs the trustee of the Company's 401(K) Profit Sharing Retirement Plan (the "Plan") to vote the shares allocated to the account of the undersigned or otherwise which the undersigned is entitled to vote pursuant to the Plan, as specified on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at the Company's Headquarters, 800 Delaware Avenue, Buffalo, New York on Wednesday, April 29, 1998 at 10:00 a.m. or at any adjournment thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.


-----------                                                          -----------
SEE REVERSE            (MARK, SIGN AND DATE ON REVERSE SIDE)         SEE REVERSE
   SIDE                                                                 SIDE
-----------                                                          -----------

CTG48 2                            DETACH HERE


[X]   PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE
      1.  Election of Class II Directors                               2.  Said proxies are given discretionary authority to vote
          Nominees:  George B. Beitzel, Richard L. Crandall, and           and act upon such other matters as may come before the
          Barbara Z. Shattuck                                              meeting or any adjournment thereof.

         [   ]  FOR     [   ] WITHHELD
                ALL           FROM ALL
             NOMINEES         NOMINEES

         [   ] ________________________________________________        MARK HERE IF YOU PLAN TO ATTEND THE MEETING      [   ]
               For all nominees except as noted above
                                                                       MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    [   ]

                                                                       Please date and sign exactly as name appears hereon.
                                                                       Each joint tenant must sign. When signing as attorney,
                                                                       executor, trustee, etc., give full title. If signer is
                                                                       a corporation, sign in full corporate name by authorized
                                                                       officer. If a partnership, sign in partnership name by an
                                                                       authorized person.

                                                                       Please sign, date and return this proxy today. No postage is required. A business reply envelope is enclosed for your
                                                                       convenience.

Signature:_______________________________ Date: _________________  Signature:____________________________________ Date:___________
